UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On December 23, 2015 (the “Effective Date”), Trevena, Inc. (the “Company”) amended (the “Second Amendment”) its existing loan and security agreement dated September 19, 2014 (the “Original Agreement”) with Oxford Finance LLC, as collateral agent and lender (“Oxford”) and Pacific Western Bank (as the successor to Square 1 Bank), as lender (and together with Oxford, the “Lenders”). The Original Agreement was previously amended on April 13, 2015 (the “First Amendment” and the Original Agreement, as amended by the First Amendment and the Second Amendment, the “Loan Agreement”).

Under Second Amendment, the Lenders and the Company:

•                  Modified the time period applicable to the satisfaction of the conditions precedent to permit the Company to exercise its option to draw on the final $16.5 million tranche (“Term Loan C”) from no later than March 31, 2016 to no later than December 31, 2016.  In addition, the parties added a requirement that, to draw down on Term Loan C, the 30-day U.S. LIBOR rate must be equal to or less than 0.50% on the proposed Term Loan C funding date.

•                  Modified the period during which the Company is permitted to make payments to the Lenders of interest only from April 1, 2016 to January 1, 2017.  In addition, the parties agreed that if the Company meets the conditions to draw Term Loan C under the Agreement on or before December 31, 2016, then the date until which the Company is permitted to make payments of interest only will be further modified to January 1, 2018.

•                  Modified the maturity date of the Loan Agreement from December 1, 2018 to March 1, 2020.  In addition, if the Company (i) meets the condition to draw Term Loan C on or before December 31, 2016 and (ii) has received net cash proceeds of at least $50.0 million from its existing strategic partnership and collaborative license option agreement with Allergan or another strategic partnership in form and substance satisfactory to the Lenders, the maturity date will be further extended to December 1, 2020.

•                  Issued an aggregate of 34,961 warrants to purchase the Company’s common stock to the Lenders and the placement agent in the transaction, Three Point Capital, LLC, at a per share exercise price of $10.6190 (the “Warrants”) in connection with the Company’s draw down of the second, $16.5 million tranche (“Term Loan B”) on the Effective Date.  The exercise price of the Warrants was determined based on the closing price per share of the Company’s common stock for the period December 8, 2015 through December 21, 2015. Prior to the Second Amendment, the Company had been obligated to issue to the Lenders and placement agent 63,342 warrants at an exercise price of $5.8610 per share upon the drawdown of Term Loan B.

•                  Modified the prepayment fee calculation.  As amended, if the Company repays the $2.0 million tranche drawn in September 2014 (“Term Loan A”) and Term Loan B prior to the applicable maturity date, it will pay the Lenders a prepayment fee of 3.00% of the total amount prepaid if the prepayment occurs prior to the first anniversary of the Effective Date, 2.00% percent of the total amount prepaid if the prepayment occurs between the first and second anniversary of the Effective Date, and 1.00% percent of the total amount prepaid if the prepayment occurs on or after the second anniversary of the Effective Date.

The descriptions contained herein of the Second Amendment, the Warrants, and the Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the Second Amendment and form of Warrant, attached hereto as Exhibits 10.1 and 4.1, respectively, and the First Amendment and the Original Agreement, which were previously filed by the Company with the Securities and Exchange Commission on April 13, 2015 and September 19, 2014.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02                                           Unregistered Sales of Equity Securities

The information set forth in Item 1.01 regarding the Warrants is incorporated by reference into this Item 3.02. The Warrants issued on December 23, 2015 to Oxford, Pacific Western Bank and Three Point Capital, LLC were issued in a private transaction made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01.             Financial Statements and Exhibits.

(d)        Exhibits

Number	Description
4.1	Form of Warrant issued by Trevena, Inc. to Oxford Finance LLC, Pacific Western Bank and Three Point Capital, LLC.

10.1

Second Amendment to Loan and Security Agreement dated December 23, 2015, by and among Trevena, Inc., as borrower, Oxford Finance LLC, as collateral agent and lender, and Pacific Western Bank (as the successor to Square 1 Bank), as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: December 23, 2015	By:	/s/ Roberto Cuca
Roberto Cuca
Sr. Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Form of Warrant issued by Trevena, Inc. to Oxford Finance LLC, Pacific Western Bank and Three Point Capital, LLC

10.1

Second Amendment to Loan and Security Agreement dated December 23, 2015, by and among Trevena, Inc., as borrower, Oxford Finance LLC, as collateral agent and lender, and Pacific Western Bank (as the successor to Square 1 Bank), as lender.